Exhibit (A)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

October 1, 2020

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 5:00 P.M. (PACIFIC TIME) ON OCTOBER 31, 2020 UNLESS THIS OFFER PERIOD IS EXTENDED.

Kyto Technology and Life Science, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “Kyto” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.”

We are offering to amend, upon the terms and subject to the conditions set forth herein, outstanding warrants to purchase up to an aggregate of 4,200,000 shares of common stock (the “Exercise Offer”), including outstanding warrants to purchase 4,200,000 shares of common stock with an exercise price of $1.20 per share and expiration date three years after August 29, 2019 (the “Original Warrants”).

The Original Warrants represent all of our outstanding series of warrants.

There is no minimum participation requirement with respect to this Exercise Offer.

Pursuant to the Exercise Offer, the Original Warrants will be amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Original Warrants to $0.40 per share of common stock in cash for the number of shares of Company common stock issuable therefor, (ii) shorten the exercise period of the Original Warrants so that they expire concurrently with the expiration of the Exercise Offer at 5:00 p.m. (Pacific Time) on October 31, 2020, as we may extend it in our sole discretion (the “Expiration Date”), (iii) contain a lock-up provision that provides that neither the holder nor any affiliate of the holder will sell dispose or otherwise transfer, directly or indirectly any of the shares of common stock issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period of three months after the Expiration Date, (iv) remove the cashless exercise provisions from those Original Warrants which include such cashless exercise provisions and (v) increase the number of shares of Company common stock issuable upon the exercise of the Original Warrant to a number that is determined by multiplying the number of shares of Company common stock issuable upon the exercise of the Original Warrant by 1.5. Other than set forth above, the terms of the Original Warrants will remain unmodified and in full force and effect.

Holders may elect to amend some or all of their Original Warrants. If you choose not to participate in the Exercise Offer, your Original Warrants will remain in full force and effect, as originally issued.

The purpose of the Exercise Offer is to encourage the amendment and exercise of the Original Warrants to fund our operations, including our reorganization as an “investment company” under the Investment Company Act, investment in early stage start-ups and other general corporate purposes. We intend to accomplish this by providing the holders of the Original Warrants with the opportunity to obtain and exercise an Amended Warrant at a significantly reduced exercise price, as compared to the Original Warrants. Please see Section 2 “Purposes of the Exercise Offer and Use of Proceeds” below for a description of the purposes of the Exercise Offer.

The period during which Original Warrants may be amended and exercised on the terms described above will commence on October 1, 2020 (the date the materials relating to the Exercise Offer are first sent to the holders, referred to herein as the “Offer Date”) through the Expiration Date (the “Offer Period”).

We will agree to amend any or all Original Warrants held by eligible holders, upon the terms and subject to the conditions of the Exercise Offer and the attached Election to Participate (the “Election Form”).

THE DATE OF THIS EXERCISE OFFER IS October 1, 2020.

IMPORTANT PROCEDURES

This Exercise Offer together with the Election Form (including the instructions and other forms attached thereto) and Notice of Withdrawal constitute the “Offering Materials.” These Offering Materials provide important information regarding the Exercise Offer and instructions as to how you can participate and amend and exercise your Original Warrants. An election to participate in the Exercise Offer will result in both the amendment of your Original Warrant(s) and your exercise of the Amended Warrant(s). You should read all of the Offering Materials carefully before you decide whether to participate in the Exercise Offer, exercise an Amended Warrant and receive the number of shares of common stock issuable therefor.

To participate in the Exercise Offer, and to exercise an Amended Warrant and receive one and one half times the number of shares of Company common stock issuable therefor, you must deliver to us, before the Expiration Date, all of the following: (i) a signed Election Form, (ii) a signed Acknowledgements and Representations and Warranties and (iii) a signed Accredited Investor Questionnaire, along with (iv) the aggregate exercise price in cash in the amount equal to the number of shares of Company common stock issuable upon exercise of the Original Warrants the holder elects to exercise multiplied by $0.40 per share (collectively, the “Acceptance and Exercise Documents”). We do not view the representations and warranties to be made by warrant holders tendering their warrants that they have “reviewed the current business prospects, financial condition and operating history of the Company,” “had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exercise Offer,” and “received all the information they consider necessary or appropriate for deciding whether to accept the Exercise Offer” as a waiver of any potential liability that we may have under federal securities laws, and we agree not to assert that these provisions constitute a waiver of any such liability if a claim is made against us. The cash may be tendered in the form of a check payable to Kyto Technology and Life Science, Inc. or by wire transfer to our account as set forth in the instructions to the Election Form. Each of these items must be properly delivered, before the Expiration Date, to us at our corporate address:

Kyto Technology and Life Science, Inc.

13050 La Paloma Road

Los Altos Hills, CA 94022

Telephone: 650-204-7896

Email: legal@kytotech.com

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to 5:00 p.m., Pacific Time on October 31, 2020, the Expiration Date of the Exercise Offer (or such later date and time if we extend the Exercise Offer), promptly following the Expiration Date, we intend to notify our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of common stock issuable under the Amended Warrant, as well as a replacement Original Warrant for any unexercised portion thereof. See Section 8 “Procedure for Participating in Exercise Offer and Exercising Amended Warrants” below.

If after tendering your Original Warrants and other Acceptance and Exercise Documents you change your mind and do not want to participate in the Exercise Offer, you may submit a Notice of Withdrawal to us at any time prior to the Expiration Date. The Notice of Withdrawal must be properly completed and must be returned to us on or prior to the Expiration Date. If you properly withdraw in a timely manner as set forth above, we will promptly: (i) cancel your signed copy of the Election Form and (ii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant.

You may request additional copies of this document and any of the Offering Materials from us directly at our corporate address indicated above.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE EXERCISE OFFER. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE EXERCISE OFFER. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE EXERCISE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS EXERCISE OFFER HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS EXERCISE OFFER TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS EXERCISE OFFER OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

CERTAIN OF THE SECURITIES BEING OFFERED PURSUANT TO THIS EXERCISE OFFER ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.